UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The disclosures required to be provided herein is incorporated by reference to Item 3.02 below.

SECTION 3 -- SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities

On September 15, 2006, O2Diesel Corporation (the “Company”) entered into an agreement with Energenics Holdings Pte Ltd and its wholly owned subsidiary Energenics Pte Ltd (“Energenics”) to provide funding and commercial support to develop a market in certain countries in South Asia and Asia Pacific for O2Diesel™ the Company’s cleaner burning ethanol diesel fuel blend.

The parties entered into a Common Stock and Warrant Purchase Agreement (the “Agreement”) for 1,371,742 shares of the Company’s common stock at a purchase price of $0.729 per share in a private placement, for total proceeds of $1,000,000. As a condition to the enforceability of the Agreement against the Company, Energenics was required to fund the purchase price in an escrow account, which funds were received on October 19, 2006.

As part of the sale, the Company will also issue warrants to purchase 685,871 shares of common stock at an exercise price of $0.972 per share during the period of six months to sixty-six months of issuance. The warrants expire sixty-six months after the date of issuance. Energenics’ obligation to purchase the shares is subject to the Company satisfying certain additional conditions. The Company anticipates that this financing will close within 30 days.

The parties also entered into a Supply and Distribution Agreement (“Supply Agreement”), in which Energenics and the Company will jointly develop the market for O2Diesel™ in South Asia and Asia Pacific during a five year period. As part of the Supply Agreement, Energenics will be the exclusive distributor of O2Diesel™ within the territory.

As part of the transaction, upon certain purchases of O2Diesel™, the Company has agreed to sell up to an additional $250,000 of its common stock to Energenics at a purchase price of $0.729 per share for 342,936 shares and to issue warrants to purchase up to 685,871 shares of common stock at an exercise price of $1.1664 per share. These warrants expire sixty-six months after the date of issuance.

The common stock and the warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

Copies of the Agreement, Supply Agreement, Form of Warrant and Form of Additional Warrant will be filed with the Company’s Form 10-QSB on November 14, 2006. A copy of the Company’s October 19, 2006 Press Release announcing the transaction is filed hereto as exhibit to this report and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on October 19, 2006.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: October 19, 2006